UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2015

GOLDEN GRAIN ENERGY, LLC
(Exact name of registrant as specified in its charter)

Iowa	000-51177	02-05753616
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

	1822 43rd St. SW, Mason City, IA	50401
	(Address of principal executive offices)	(Zip Code)

(641) 423-8525
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Form 8-K Amendment is being filed to amend and restate Item 5.07 of the Current Report on Form 8-K filed by Golden Grain Energy, LLC on February 18, 2015, to provide the revised final vote count for the 2015 annual member meeting.

Item 5.07 Submission of Matters to a Vote of Security Holders.

Golden Grain Energy, LLC held its 2015 annual members meeting on Monday, February 16, 2015, for the purpose of electing two directors to our board of directors. Votes were solicited in person and by proxy.

Proposal One: Director Election

We had two nominees for the two vacant director positions. The incumbents, James Boeding and Duane Lynch, were reelected for additional three year terms until our 2017 annual meeting. The voting results for the director election were as follows:

Nominee	Votes For	Votes Withheld
James Boeding	9,935,278	293,500
Duane Lynch	9,725,278	303,500

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN GRAIN ENERGY, LLC

Date: March 4, 2015	/s/ Christine Marchand
Christine Marchand
Chief Financial Officer
(Principal Financial Officer)